Exhibit 99.1

FOR IMMEDIATE RELEASE                                                 Contact:
    Mike Van Handel
    Manpower Inc.
    +1.414.906.6305
    michael.vanhandel@manpower.com

Manpower Reports 2ND Quarter and First Half 2009 Results

    MILWAUKEE, WI, USA, July 23, 2009 – Manpower Inc. (NYSE: MAN) today reported that earnings per diluted share for the three months ended June 30, 2009 were 25 cents compared to $1.34 in the prior year period. Net earnings in the quarter were $19.3 million compared to $107.4 million a year earlier. Revenues for the second quarter were $3.8 billion, a decrease of 36 percent from the year earlier period, or a decrease of 27 percent in constant currency.

Second quarter 2009 results include a reorganization charge of $13.1 million, $9.0 million after tax, or 11 cents per diluted share primarily related to severances and office consolidations. Second quarter results also include an unfavorable impact from currency of 1 cent per diluted share and a favorable impact from a lower effective income tax rate.

Manpower Inc. Chairman and Chief Executive Officer Jeffrey A. Joerres said, “While we have continued to see stabilization, and in our major geographies slight improvement, we have yet to experience real recovery. The months of September and October, which are traditionally strong seasonal months, will be an important period of time to give us an indication of whether or not 2009 will show signs of recovery.

"We continue to benefit greatly from our outplacement business, as Right Management had a record setting profit for the second quarter. Right Management's profitability, coupled with good expense management, is allowing us to have a longitudinal view of the company and remain poised for growth at the time of recovery, whenever that may be.

“We are anticipating the third quarter of 2009 diluted earnings per share to be in the range of 7 cents to 21 cents, which includes an estimated unfavorable currency impact of 1 cent,” Joerres stated.

Earnings per diluted share for the six months ended June 30, 2009 were 27 cents compared to $2.27 per diluted share in 2008. Net earnings were $21.6 million compared to $182.9 million in the prior year. Revenues for the six-month period were $7.4 billion, a decrease of 34 percent from the prior year or 24 percent in constant currency. Foreign currency exchange rates had an unfavorable impact of 2 cents for the six-month period.

In conjunction with its second quarter earnings release, Manpower will broadcast its conference call live over the Internet on July 23, 2009 at 7:30 a.m. CDT (8:30 a.m. EDT). Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpower.com.

Supplemental financial information referenced in the conference call can be found at http://investor.manpower.com.

About Manpower Inc.
Manpower Inc. (NYSE: MAN) is a world leader in the employment services industry; creating and delivering services that enable clients to win in the changing world of work. 61 years old in 2009, the company offers a range of services for the entire employment and business cycle including permanent, temporary and contract recruitment; employee assessment and selection; training; outplacement; outsourcing and consulting. Manpower's network of 4,100 offices in 82 countries and territories enables the company to meet the needs of 400,000 clients per year, including small and medium size enterprises in all industry sectors, as well as the world's largest multinational corporations. Manpower focuses on raising productivity through improved quality, efficiency and cost-reduction across the total workforce, enabling clients to concentrate on their core business activities. Manpower Inc. operates under five brands:  Manpower, Manpower Professional, Elan, Jefferson Wells and Right Management. Web site is www.manpower.com.

Forward-Looking Statements
This news release contains statements, including earnings projections, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties regarding the Company’s expected future results.  The Company’s actual results may differ materially from those described or contemplated in the forward-looking statements.  Factors that may cause the Company’s actual results to differ materially from those contained in the forward-looking statements can be found in the Company’s reports filed with the SEC, including the information under the heading ‘Risk Factors’ in its Annual Report on Form 10-K for the year ended December 31, 2008, which information is incorporated herein by reference.

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Manpower Inc.
Results of Operations
(In millions, except per share data)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2009	2008	Reported	Currency
	(Unaudited)
Revenues from services (a)	$3,796.6	$5,904.9	-35.7%	-26.6%
Cost of services	3,101.2	4,751.3	-34.7%	-25.3%
Gross profit	695.4	1,153.6	-39.7%	-31.9%
Selling and administrative expenses	673.3	946.3	-28.8%	-19.7%
Operating profit	22.1	207.3	-89.3%	-87.5%
Interest and other expenses	10.8	13.9	-21.7%
Earnings before income taxes	11.3	193.4	-94.1%	-93.5%
Provision for income taxes	(8.0)	86.0	N/A
Net earnings	$19.3	$107.4	-82.0%	-80.0%
Net earnings per share - basic	$0.25	$1.36	-81.6%
Net earnings per share - diluted	$0.25	$1.34	-81.3%	-81.0%
Weighted average shares - basic	78.3	79.2	-1.1%
Weighted average shares - diluted	78.8	80.3	-1.9%

(a) Revenues from services include fees received from our franchise offices of $5.8 million and $8.3 million for the three months ended June 30, 2009 and 2008, respectively.  These fees are primarily based on revenues generated by the franchise offices, which were $174.1 million and $325.4 million for the three months ended June 30, 2009 and 2008, respectively.

Manpower Inc.
Operating Unit Results
(In millions)

	Three Months Ended June 30
			% Variance
			Amount	Constant
	2009	2008	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (b)	$374.3	$491.6	-23.9%	-23.9%
Other Americas	220.7	296.2	-25.5%	-9.9%
	595.0	787.8	-24.5%	-18.6%

France	1,100.1	1,958.1	-43.8%	-35.6%
EMEA:
Italy	230.1	441.4	-47.9%	-40.3%
Other EMEA	1,259.0	2,050.7	-38.6%	-25.0%
	1,489.1	2,492.1	-40.2%	-27.7%
Asia Pacific	406.2	474.8	-14.5%	-12.7%
Right Management	158.1	116.3	35.9%	46.5%
Jefferson Wells	48.1	75.8	-36.5%	-36.5%
	$3,796.6	$5,904.9	-35.7%	-26.6%
Operating Unit Profit:
Americas:
United States (b)	$(5.8)	$14.8	N/A	N/A
Other Americas	3.9	7.4	-46.9%	-34.7%
	(1.9)	22.2	N/A	N/A

France	4.2	69.8	-94.0%	-93.1%
EMEA:
Italy	6.8	37.6	-82.0%	-79.4%
Other EMEA	(3.8)	85.1	N/A	N/A
	3.0	122.7	-97.5%	-96.7%
Asia Pacific	3.5	9.3	-62.2%	-71.4%
Right Management	42.3	13.4	216.9%	232.4%
Jefferson Wells	(10.2)	(1.6)	N/A	N/A
	40.9	235.8
Corporate expenses	18.8	28.5
Operating profit	22.1	207.3	-89.3%	-87.5%
Interest and other expenses (c)	10.8	13.9
Earnings before income taxes	$11.3	$193.4

(a) Our segment reporting was realigned during the first quarter of 2009 due to a change in management structure. Other Americas and Asia Pacific, previously reported in Other Operations, are now separate reportable segments. The United States and Other Americas reportable segments are reported as Americas. The Italy and Other EMEA reportable segments are reported as EMEA. Historical amounts have been restated to conform to the current year presentation.

(b) In the United States, revenues from services include fees received from our franchise offices of $2.4 million and $4.7 million for the three months ended June 30, 2009 and 2008, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $107.2 million and $214.6 million for the three months ended June 30, 2009 and 2008, respectively.

(c) The components of interest and other expenses were:
	2009	2008
Interest expense	$13.9	$17.1
Interest income	(3.2)	(6.0)
Foreign exchange losses	1.0	0.4
Miscellaneous (income) expense, net	(0.9)	2.4
	$10.8	$13.9

Manpower Inc.
Results of Operations
(In millions, except per share data)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2009	2008	Reported	Currency
	(Unaudited)
Revenues from services (a)	$7,443.7	$11,291.5	-34.1%	-24.3%
Cost of services	6,078.5	9,170.2	-33.7%	-23.7%
Gross profit	1,365.2	2,121.3	-35.6%	-26.8%
Selling and administrative expenses	1,337.6	1,782.0	-24.9%	-14.8%
Operating profit	27.6	339.3	-91.9%	-89.5%
Interest and other expenses	22.7	25.2	-9.8%
Earnings before income taxes	4.9	314.1	-98.4%	-97.9%
Provision for income taxes	(16.7)	131.2	N/A
Net earnings	$21.6	$182.9	-88.2%	-84.2%
Net earnings per share - basic	$0.28	$2.31	-87.9%
Net earnings per share - diluted	$0.27	$2.27	-88.1%	-86.9%
Weighted average shares - basic	78.2	79.3	-1.4%
Weighted average shares - diluted	78.6	80.4	-2.3%

(a) Revenues from services include fees received from our franchise offices of $10.9 million and $15.6 million for the six months ended June 30, 2009 and 2008, respectively. These fees are primarily based on revenues generated by the franchise offices, which were $333.0 million and $629.4 million for the six months ended June 30, 2009 and 2008, respectively.

Manpower Inc.
Operating Unit Results
(In millions)

	Six Months Ended June 30
			% Variance
			Amount	Constant
	2009	2008	Reported	Currency
	(Unaudited)
Revenues from Services: (a)
Americas:
United States (b)	$748.1	$963.1	-22.3%	-22.3%
Other Americas	439.9	576.9	-23.7%	-7.6%
	1,188.0	1,540.0	-22.9%	-16.8%

France	2,057.0	3,692.1	-44.3%	-36.1%
EMEA:
Italy	450.5	842.6	-46.5%	-38.7%
Other EMEA	2,521.9	3,904.4	-35.4%	-19.9%
	2,972.4	4,747.0	-37.4%	-23.3%
Asia Pacific	831.4	938.9	-11.4%	-9.9%
Right Management	294.1	220.3	33.4%	45.0%
Jefferson Wells	100.8	153.2	-34.2%	-34.2%
	$7,443.7	$11,291.5	-34.1%	-24.3%
Operating Unit Profit:
Americas:
United States (b)	$(20.3)	$22.0	N/A	N/A
Other Americas	8.7	15.4	-43.5%	-32.3%
	(11.6)	37.4	N/A	N/A

France	5.2	123.8	-95.8%	-95.0%
EMEA:
Italy	8.2	66.7	-87.7%	-86.2%
Other EMEA	(3.1)	132.8	N/A	N/A
	5.1	199.5	-97.4%	-95.8%
Asia Pacific	15.6	22.6	-30.9%	-38.5%
Right Management	71.4	20.2	254.1%	272.7%
Jefferson Wells	(17.7)	(4.2)	N/A	N/A
	68.0	399.3
Corporate expenses	40.4	60.0
Operating profit	27.6	339.3	-91.9%	-89.5%
Interest and other expenses (c)	22.7	25.2
Earnings before income taxes	$4.9	$314.1

(a) Our segment reporting was realigned during the first quarter of 2009 due to a change in management structure. Other Americas and Asia Pacific, previously reported in Other Operations, are now separate reportable segments. The United States and Other Americas reportable segments are reported as Americas. The Italy and Other EMEA reportable segments are reported as EMEA. Historical amounts have been restated to conform to the current year presentation.

(b) In the United States, revenues from services include fees received from our franchise offices of $4.4 million and $9.3 million for the six months ended June 30, 2009 and 2008, respectively.  These fees are primarily based on revenues generated by the franchise offices, which were $202.1 million and $427.3 million for the six months ended June 30, 2009 and 2008, respectively.

(c) The components of interest and other expenses were:
	2009	2008
Interest expense	$27.0	$32.7
Interest income	(7.6)	(11.1)
Foreign exchange loss (gain)	1.5	(1.5)
Miscellaneous expenses, net	1.8	5.1
	$22.7	$25.2

Manpower Inc.
Consolidated Balance Sheets
(In millions)

	Jun. 30	Dec. 31
	2009	2008
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$1,107.3	$874.0
Accounts receivable, net	2,944.9	3,629.7
Prepaid expenses and other assets	166.4	119.9
Future income tax benefits	59.2	66.5
Total current assets	4,277.8	4,690.1
Other assets:
Goodwill and other intangible assets, net	1,419.9	1,388.1
Other assets	349.0	326.6
Total other assets	1,768.9	1,714.7
Property and equipment:
Land, buildings, leasehold improvements and equipment	728.4	744.0
Less: accumulated depreciation and amortization	533.2	530.6
Net property and equipment	195.2	213.4
Total assets	$6,241.9	$6,618.2
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$999.2	$903.2
Employee compensation payable	175.5	213.2
Accrued liabilities	451.2	577.9
Accrued payroll taxes and insurance	500.2	617.5
Value added taxes payable	350.1	479.2
Short-term borrowings and current maturities of long-term debt	32.0	115.6
Total current liabilities	2,508.2	2,906.6
Other liabilities:
Long-term debt	841.8	837.3
Other long-term liabilities	348.4	390.5
Total other liabilities	1,190.2	1,227.8
Shareholders' equity:
Common stock	1.0	1.0
Capital in excess of par value	2,525.9	2,514.8
Retained earnings	1,193.8	1,201.2
Accumulated other comprehensive income (loss)	49.2	(8.9)
Treasury stock, at cost	(1,226.4)	(1,224.3)
Total shareholders' equity	2,543.5	2,483.8
Total liabilities and shareholders' equity	$6,241.9	$6,618.2

Manpower Inc.
Consolidated Statements of Cash Flows
(In millions)

	Six Months Ended
	Jun. 30
	2009	2008
	(Unaudited)
Cash Flows from Operating Activities:
Net earnings	$21.6	$182.9
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	46.9	53.4
Deferred income taxes	(27.5)	8.7
Provision for doubtful accounts	13.7	8.4
Share-based compensation	7.5	14.3
Excess tax benefit on exercise of stock options	(0.1)	(0.1)
Changes in operating assets and liabilities, excluding the impact of acquisitions:
Accounts receivable	753.3	(75.8)
Other assets	(40.7)	(4.3)
Other liabilities	(395.4)	78.3
Cash provided by operating activities	379.3	265.8
Cash Flows from Investing Activities:
Capital expenditures	(16.9)	(51.4)
Acquisitions of businesses, net of cash acquired	(21.7)	(195.5)
Proceeds from the sale of property and equipment	2.1	4.4
Cash used by investing activities	(36.5)	(242.5)
Cash Flows from Financing Activities:
Net (repayments) borrowings of short-term facilities and long-term debt	(85.0)	26.0
Proceeds from share-based awards	5.5	11.1
Excess tax benefit on exercise of stock options	0.1	0.1
Repurchases of common stock	-	(52.7)
Dividends paid	(29.0)	(29.2)
Cash used by financing activities	(108.4)	(44.7)
Effect of exchange rate changes on cash	(1.1)	45.2
Change in cash and cash equivalents	233.3	23.8
Cash and cash equivalents, beginning of period	874.0	537.5
Cash and cash equivalents, end of period	$1,107.3	$561.3